UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4610 South Ulster Street, Suite 150
Denver, CO 80237
(Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

CCC Sale Transaction

On January 11, 2023, an indirect subsidiary of Startek, Inc. (the “Company”) entered into a definitive Sale and Purchase Agreement (the “Purchase Agreement”) pursuant to which Arabian Internet and Communications Services Company (“Solutions”) will acquire the Company’s indirect 51 percent ownership interest in Contact Center Company (“CCC”), which is the Company’s joint venture that operates in the Kingdom of Saudi Arabia. Solutions will also be acquiring the remaining 49 percent ownership interest in CCC held by Saudi Telecom Company (“STC”) pursuant to the Purchase Agreement. The Purchase Agreement provides for a transaction based on an enterprise value for CCC of SAR 450 million, on debt free and cash free basis, to be paid in cash at closing, subject to the adjustments set forth in the Purchase Agreement. Under the Purchase Agreement, the Company will act as a guarantor for the obligations of its indirect subsidiary that owns the Company’s interests in CCC.

The closing of the transactions contemplated by the Purchase Agreement are subject to customary conditions as set forth in the Purchase Agreement, including consents required under the Company’s secured revolving credit facility and senior term loan facility agreement. The Purchase Agreement contains representations, warranties, indemnification obligations and covenants of the parties customary for a transaction of this type.

It is anticipated that the closing of the closing of the transactions contemplated by the Purchase Agreement will occur during the second quarter of 2023.

Forward-Looking Statements

The matters regarding the future discussed in this Form 8-K include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause the actual Startek results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect the Startek business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release Dated January 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: January 17, 2023	By:	/s/ Nishit Shah
Nishit Shah
Chief Financial Officer